UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia	30022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 581-6843

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During 2010, SANUWAVE Health, Inc., a Nevada Corporation, (the “Company”), in conjunction with an offering and sale of securities (the “Offering”) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”), issued “Units” (as defined below) to certain “accredited investors,” as that term is defined in the Securities and Exchange Commission’s (the “SEC”) Rule 501 under the Act. The Offering was conducted in reliance upon an exemption from registration under the Act pursuant to Rule 506 of the SEC’s Regulation D. Each Unit had a purchase price of $2.00 and consisted of: (i) one share of common stock, $.001 par value (“Common Stock”); (ii) a two-year Class D Warrant to purchase one share of Common Stock, at an exercise price of $2.00; and (iii) an “Option”, expiring on December 31, 2010, to purchase the same number of Units as the subscriber purchased in the Offering. On December 27, 2010, the expiration date of the Option was extended by the board of directors of the Company to January 31, 2011.

As of January 31, 2011, the Option holders exercised 2,051,330 Options for total gross proceeds of $4,102,660 to the Company. In connection with the exercise of Options, the Company issued 2,051,330 shares of Common Stock and 2,051,330 Class D Warrants.

The 132,500 Options that remained unexercised at January 31, 2011 expired by their terms.

Kevin A. Richardson II, who is the chairman of the board of directors of the Company, is one of the Option holders who exercised a portion of his Options in connection with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

By: /s/ Christopher M. Cashman
Name: Christopher M. Cashman
Title: President and Chief Executive Officer

Dated: February 4, 2011